PRICING SUPPLEMENT NO. 96-52 Dated July 10, 1997      Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996        File No. 33-64357


                              BENEFICIAL CORPORATION
			                        Medium-Term Notes, Series H
                                (Book Entry Notes)


Bear, Stearns & Co. Inc. purchased $50,000,000 principal amount of these Medium-Term Notes, Series H, maturing on July 15, 2002, at a principal price of $49,967,700 for resale to investors from time to time at prices based on market conditions at the time of resale.

           Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  July 15, 2002	              	Interest Reset Dates:
                                        							Same as Interest Payment Dates
Interest Rate Basis:
  	LIBOR					                               	Settlement Date (Issue Date):
	                                        						July 15, 1997
Specify Other Base Rate:  N/A
						                                      	Calculation Agent:
Index Maturity:  3-month				                  	The Chase Manhattan Bank

Spread: plus 0.17%		                      			Optional Repayment Dates(s):
                                         							N/A
Spread Multiplier:  N/A
							                                      Additional Terms:
Maximum Interest Rate:  N/A		               		For the purposes of the Notes
							                                       contemplated hereunder, interest
Minimum Interest Rate:  N/A				               payments will include interest
                                       							accrued to, but excluding the
Interest Payment Dates:	                      Interest Payment Date.
	The 15th of each January,
	April, July and October,
	commencing on October 15, 1997
	through and including the
	Maturity Date.

Initial Interest Rate:
Determined as if the Settlement
Date was an Interest Reset Date